================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            BENTON OIL & GAS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[LOGO]







May 18, 1998



Dear Fellow Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Benton Oil and Gas Company to be held on Tuesday, June 30, 1998, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California at 10:00 a.m. For those stockholders wishing to stay at the Four Seasons Biltmore Hotel, there are a limited number of rooms available the night of June 29, 1998, at significantly reduced rates. Please mention that you are a Benton stockholder when making your reservation.

The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

During this meeting, we will report on the operations of the Company during 1997 and its plans for 1998. Your board of directors, executive officers and management look forward to personally greeting and answering the questions of those stockholders able to attend.

It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

It is always a pleasure to meet with our stockholders, and we personally look forward to seeing as many of you as possible at the Annual Meeting.


                                       Sincerely,

                                       /s/ A.E. BENTON
                                       --------------------------------
                                       A.E. BENTON
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                           BENTON OIL AND GAS COMPANY
                          1145 EUGENIA PLACE, SUITE 200
                          CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

          The Annual Meeting of Stockholders of Benton Oil and Gas Company, a Delaware corporation (the "Company"), will be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California on the 30th day of June, 1998 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

          1. To elect five (5) directors to the Board of Directors for terms of one (1) year or until their successors are elected and qualified;

          2. To approve and adopt a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,000,000 to 80,000,000 shares;

          3. To approve and adopt the Benton Oil and Gas Company 1998 Stock-Based Incentive Plan;

          4. To approve and ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1998; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          Only stockholders of record at the close of business on May 8, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed. A list of stockholders of the Company as of May 8, 1998 will be available for inspection by stockholders of the Company at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California during the ten (10) days immediately preceding the date of the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ TONI L. JACKSON
                                              ----------------------------
                                              TONI L. JACKSON
                                              Secretary

May 18, 1998

                                    IMPORTANT

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          THANK YOU FOR ACTING PROMPTLY

                           BENTON OIL AND GAS COMPANY
                          1145 EUGENIA PLACE, SUITE 200
                          CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600



                              --------------------
                                 PROXY STATEMENT
                              --------------------




          The accompanying Proxy is solicited by the Board of Directors of Benton Oil and Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held on June 30, 1998, at 10:00 a.m., Pacific Daylight Time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by Proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares, and as shares not entitled to vote on the proposal as to which there is a broker non-vote. Any stockholder may revoke his or her Proxy at any time before it is voted by delivering a later Proxy to the Secretary of the Company at the Company's principal office. A stockholder may also revoke his or her Proxy at any time before it is voted at the Annual Meeting by delivering a later Proxy to the Secretary of the Company, or by voting in person at the Annual Meeting. The cost of the solicitation of Proxies will be borne by the Company.

          Only stockholders of record at the close of business on May 8, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

          The Company has outstanding only common stock, $.01 par value (the "Common Stock"), of which 29,576,896 shares were issued and outstanding at the close of business on May 8, 1998. Each outstanding share of Common Stock is entitled to one vote.

          This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and the Annual Report of the Company for the fiscal year ended December 31, 1997, was first mailed to stockholders on or about May 21, 1998.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to (i) each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock of the Company as of May 8, 1998, (ii) the directors, (iii) certain of the executive officers, and (iv) all officers and directors as a group. The Common Stock ownership information includes current stockholdings, Common Stock subject to options under the Company's stock option plans which are currently exercisable or exercisable within 60 days and securities which are convertible into shares of Common Stock within 60 days. No schedules 13D were filed with the Securities and Exchange Commission reporting ownership of 5% or more as of December 31, 1997.

                    NAME AND ADDRESS OF                  SHARES BENEFICIALLY        PERCENTAGE OF SHARES
                     BENEFICIAL OWNER                           OWNED               BENEFICIALLY OWNED(1)
      ------------------------------------------------------------------------------------------------------
      A.E. Benton                                          1,660,000(2)                    5.42%
      Michael B. Wray                                        225,967(3)                      *
      James M. Whipkey                                             0                         *
      Joseph C. White                                         13,333(4)                      *
      E. Sven Hagen                                          100,000(5)                      *
      Bruce M. McIntyre                                       86,000(6)                      *
      Richard W. Fetzner                                      71,667(7)                      *
      Garrett A. Garrettson                                   32,500(8)                      *
      All directors and executive officers as a group      2,228,301(9)                    7.14%
          (9 persons)

      *Less than 1%
(1) The percentage of Common Stock is based upon 29,576,896 shares of Common Stock outstanding as of May 8, 1998.
(2) Includes 1,060,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(3) Includes 206,667 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(4) Includes 13,333 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(5) Includes 100,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(6) Includes 80,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(7) Includes 71,667 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(8) Includes 20,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.
(9) Includes 1,590,001 shares subject to options which are currently exercisable or exercisable within 60 days after May 8, 1998, under the Company's stock option plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the last fiscal year all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that one late report was filed by Mr. Garrettson, covering one transaction.


                       PROPOSAL 1. - ELECTION OF DIRECTORS

GENERAL

          The Bylaws of the Company provide for a Board of Directors composed of five directors. Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting or until their successors are elected and qualified. The Company's five current directors are A.E. Benton, Michael B. Wray, Bruce M. McIntyre, Richard W. Fetzner, and Garrett
A. Garrettson.

          Except where authority to vote is withheld, the proxyholders will vote the Proxies received by them FOR the nominees shown below for terms of one year or until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unable to serve as a director, should that occur the Proxies will be voted by the proxyholders for such other persons as may be designated by the present Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

          The following information was supplied to the Company by the listed nominees of the Company.

                                                                                            FIRST YEAR ELECTED OR
                      NAME             AGE               PRINCIPAL OCCUPATION                APPOINTED DIRECTOR
             ------------------------------------------------------------------------------------------------------
             A. E. Benton               55    Chairman of the Board, Chief Executive                1988
                                              Officer and President of the Company

             Michael B. Wray            62    Vice Chairman of the Company                          1988

             Bruce M. McIntyre          70    Private Investor; Oil and Gas Consultant              1988

             Richard W. Fetzner         69    Associate Professor of California Lutheran            1990
                                              University--Retired

             Garrett A. Garrettson      54    Chief Executive Officer and President of              1996
                                              Spectrian Corporation

A. E. BENTON

          A. E. Benton, founder of the Company, was elected President of the Company in February 1998, and was first elected Chief Executive Officer and Chairman of the Board of the Company in September 1988. He has served as director of the Company since September 1988. From 1986 to October 1988, Mr. Benton was employed as president and director of Benton Petroleum Company. From 1981 to 1986, Mr. Benton was employed by May Petroleum Inc., becoming its senior vice president of exploration. From 1979 to 1981, Mr. Benton was employed by TransOcean Oil Company and, upon TransOcean's acquisition by Mobil Oil Corporation, he was employed by another subsidiary of Mobil Oil Corporation as manager of geophysics. He was employed from 1968 to 1979 by Amoco Oil Company in various positions, including director of applied geophysical research. Mr. Benton is on the board of directors of the Carpinteria Education Foundation, the Eugene O'Neill Theatre Center and the Russian National Orchestra. Mr. Benton has a B.S. degree in geophysics from California State University.

MICHAEL B. WRAY

          Michael B. Wray was first elected Vice Chairman of the Company in February 1998. He served as President and Treasurer of the Company from January 1996 to February 1998. He served as Chief Financial Officer of the Company from January 1996 to August 1997. He has served as director of the Company since November 1988. From January 1994 through December 1995, Mr. Wray served as a consultant to the Company. From January 1992 until July 1993, Mr. Wray served as vice president-finance and administration of Del Mar Operating, Inc. From 1985 through 1991, Mr. Wray served as an independent financial consultant to oil and gas exploration and production companies. From 1979 to 1985, Mr. Wray served as a senior financial officer of Guardian Oil Company, Huffco Petroleum Corporation and May Petroleum, Inc. Prior to that time, Mr. Wray worked for over 15 years in New York as an investment banker, security analyst and officer in various investment firms including Donaldson, Lufkin & Jenrette, Inc., Drexel & Co. and L.F. Rothschild & Co. Mr. Wray began his career as an attorney with Morgan, Lewis & Bockius in Philadelphia. Mr. Wray holds a B.A. degree from Amherst College and a law degree from Columbia Law School.

BRUCE M. MCINTYRE

          Bruce M. McIntyre has served as director of the Company since November 1988. Mr. McIntyre is a private investor and a consultant in the oil and gas industry. He also serves in a management capacity with several small, private companies in the energy field. He currently serves as a director of MSC Corp., a private company which manages oil wells in Illinois. From 1981 to 1984, Mr. McIntyre served as president of Rocky Mountain Exploration Company, ultimately negotiating its merger into Carmel Energy, Inc., on whose board of directors he served until March 1986. Prior to that time, Mr. McIntyre held various management positions with C&K Petroleum, Inc. (now ENSTAR Petroleum, Inc.), Jenney Oil Company and Sinclair Oil & Gas Company. Mr. McIntyre is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.

RICHARD W. FETZNER

          Richard W. Fetzner has served as director of the Company since May 1990. In September 1997, Dr. Fetzner retired as associate professor of business administration at California Lutheran University in Thousand Oaks, California where he had taught since 1989. From 1984 to 1989, Dr. Fetzner served in various academic capacities at the University of Singapore and California Lutheran University and was a consultant to the World Bank. From 1979 to 1984, Dr. Fetzner served as group vice president of Sun Company, Inc. and president of Sun Exploration and Production Company in Dallas, Texas. From 1958 to 1979, he served in various management and professional positions with Sun Oil Company and its subsidiaries including president of Sun International, Inc. and Sun Marine Transport, Inc. Dr. Fetzner holds a B.A. from Augustana College, an M.S. in geology from the University of Wisconsin, a Ph.D. in geology and economics from the University of Wisconsin and an M.B.A. from Drexel University.

GARRETT A. GARRETTSON

          Garrett A. Garrettson has served as director of the Company since his appointment to fill a vacancy created by the Board in January 1996. In 1996, Mr. Garrettson was elected chief executive officer and president of Spectrian Corporation, a publicly held company which is a leading independent supplier of high-power amplifiers to the wireless communications industry. From 1993 to 1996, Mr. Garrettson served as president and chief executive officer of Censtor Corporation. From 1989 to 1993, Mr. Garrettson served as Vice President of Seagate Technology; and from 1986 to 1989, Mr. Garrettson served as vice president of Imprimis Technology, a wholly-owned subsidiary of Control Data Corporation. Prior to that time, after serving in the United States Navy and Naval Reserves, Mr. Garrettson held various positions with Hewlett Packard Company, including laboratory director, department manager, project manager, and research engineer. Mr. Garrettson serves on the board of directors of Spectrian Corporation and Redlake Imaging. Mr. Garrettson graduated from Stanford University with a B.S. and M.S. in engineering physics, and a Ph.D. in mechanical engineering.

MEETINGS AND COMMITTEES OF THE BOARD

          The Board of Directors, pursuant to its powers, has designated a Compensation Committee and an Audit Committee. The Board of Directors has no Nominating Committee or other committee which performs similar functions. The Board of Directors held 6 regularly scheduled meetings, took 4 actions in writing without a meeting and held 4 telephonic meetings during the year ended December 31, 1997. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings held in 1997 of the Board of Directors and the number of meetings held by all committees of the Board on which he served.

          The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries, benefits and bonuses to be paid to Company officers, employees and consultants. In addition, the Compensation Committee has responsibility for the administration of the Company's stock option plans. Messrs. McIntyre and Garrettson are presently members of this committee. During the year ended December 31, 1997, the Compensation Committee held 5 meetings, took 8 actions in writing without a meeting and held 2 telephonic meetings.

          The primary functions of the Audit Committee include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls, reviewing the scope of internal audit procedures and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Garrettson and McIntyre are presently members of this committee. The Audit Committee held 1 meeting during the year ended December 31, 1997.



                                   MANAGEMENT

INFORMATION REGARDING EXECUTIVE OFFICERS

Information with respect to the executive officers and key employees of the Company as of May 8, 1998 is set forth below:


         NAME                              AGE        POSITION
         ---------------------------------------------------------------------------------------------------------
         A.E. Benton(1)                    55         President, Chairman of the Board and Chief Executive Officer
         Michael B. Wray(1)                62         Vice Chairman of the Board
         E. Sven Hagen                     41         Senior Vice President-Exploration and Production
         James M. Whipkey                  40         Senior Vice President, Chief Financial Officer and Treasurer
         Chris C. Hickok                   40         Vice President-Controller, Chief Accounting Officer
         Linda Blount-Strauss              57         Vice President-Corporate Communications/Investor Relations
         Jennifer J. Young                 51         Vice President-Human Resources

         (1)   See "Information Regarding Nominees."


E. SVEN HAGEN was first appointed gulf coast geologist in March 1990, was elected Vice President-Exploration and Development in July 1995 and was elected Senior Vice President - Exploration and Production in October 1997. From March 1987 to February 1990, Mr. Hagen was employed by Shell Oil Company as an exploration geologist responsible for the technical evaluation of the oil and gas potential of West Africa salt basins including Angola, Congo, Gabon and Namibia. From December 1985 to February 1987, Mr. Hagen was employed by Standard Oil Production Company as an Exploration Geologist. Mr. Hagen holds a B.A. degree in geology from the University of California at Santa Barbara and a Ph.D. in geology from the University of Wyoming.

JAMES M. WHIPKEY was first elected Senior Vice President and Chief Financial Officer of the Company in August 1997 and was elected Treasurer in March 1998. From 1995 to 1997, Mr. Whipkey was employed by Lehman Brothers, Inc. as Senior Equity Analyst in the Oil and Gas Sector. From 1993 to 1995, he was employed by Kidder, Peabody & Co. as an investment banker. Mr. Whipkey was an energy derivatives specialist at Phibro Energy, Inc. from 1989 to 1992, and a futures broker and commercial lender at First Chicago from 1985 to 1989. He was employed from 1980 to 1985 by Amoco Production Company as a petroleum engineer. Mr. Whipkey has a B.S. degree in petroleum and natural gas engineering from The Pennsylvania State University and an M.B.A. from the University of Chicago.

CHRIS C. HICKOK was first appointed controller in November 1991 and was elected Vice President-Controller and Chief Accounting Officer in January 1995. From March 1979 to September 1991, Mr. Hickok was employed by Mission Resources, Inc. and held various positions in the accounting and finance department including financial analyst, assistant controller and controller. Mr. Hickok holds a B.S. degree in business administration from California State University at Hayward and is a Certified Management Accountant.

LINDA BLOUNT-STRAUSS was first appointed manager of investor relations in January 1996 and was elected Vice President-Corporate Communications/Investor Relations in October 1997. Ms. Blount-Strauss was employed by West One Bancorp from June 1991 to January 1996 as Vice President-Corporate Communications/ Investor Relations. Ms. Blount-Strauss began her career at Lear Siegler, Inc. as Manager of Investor Relations where she served for seventeen years. She served as a member of the Board of Directors of the National Investor Relations Institute for four years. Ms. Blount-Strauss holds a B.A. in Business Administration from the University of Washington.

JENNIFER J. YOUNG was first appointed Manager of Human Resources in October 1996 and was elected Vice President-Human Resources in October 1997. From April
1995 to October 1996, Ms. Young was self-employed as a healthcare insurance agent, human resources consultant, and mediator/arbitrator of business disputes. From April 1988 to April 1995, Ms. Young was employed by West One Bancorp, headquartered in Boise, Idaho, as Compensation and Benefits Manager. From March 1974 to April 1988, Ms. Young was employed by InterFirst Bank Dallas. From November 1970 to March 1974, Ms. Young was employed by Mobil Oil Corporation in Dallas, Texas as an employee relations assistant. Ms. Young graduated from Purdue University with a B.A.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

          The following table sets forth as to the Chief Executive Officer and the four most highly compensated executive officers, whose annual salaries and bonuses exceeded $100,000, information regarding all forms of compensation paid or payable by the Company for services in all capacities for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                 ANNUAL COMPENSATION                          AWARDS
                                     ------------------------------------------------         ------
                                                                             OTHER                               ALL OTHER
            NAME AND                           SALARY       BONUS        COMPENSATION       OPTIONS/SARS       COMPENSATION
       PRINCIPAL POSITION            YEAR       ($)          ($)              ($)                (#)                ($)
-------------------------------------------------------------------------------------------------------------------------------

A. E. Benton,                        1997      $485,000      $200,000         (2)                   200,000       $1,935(3)
Chief Executive Officer(1)           1996       425,000       100,000                               125,000        1,157
                                     1995       279,000        50,000                               125,000          460

Michael B. Wray                      1997       400,000        50,000         (2)                    30,000       $3,019(3)
President(4)                         1996       380,000        50,000                               200,000        2,821

Joseph C. White                      1997       233,000             0         (2)                    65,000       $5,418(3)
Vice President-Operations(5)         1996       135,000        10,000                                10,000        4,884
                                     1995       116,000        20,000                                15,000          902

E. Sven Hagen                        1997       170,000        50,000         (2)                    50,000         $439(3)
Senior Vice President-               1996       115,000        15,000                                15,000          373
Exploration and Production           1995        98,000        20,000                                35,000           81

James M. Whipkey                     1997       108,100       150,000         (2)                   100,000         $ 16(3)
Senior Vice President-
Chief Financial Officer
and Treasurer(6)

(1)   Mr. Benton was elected President of the Company in February 1998.

(2) The aggregate amount of perquisite compensation to be reported herein is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(3) Represents premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

(4) Mr. Wray was elected President of the Company in January 1996. During 1995, Mr. Wray provided consulting services to the Company. See "Certain Relationships and Related Transactions." Mr. Wray resigned as President of the Company in February 1998 and was appointed Vice Chairman of the Board.

(5) Mr. White tendered his resignation as Vice President-Operations of the Company in April 1998.

(6) Mr. Whipkey was elected Senior Vice President and Chief Financial Officer of the Company in August 1997. In connection with his employment with the Company, Mr. Whipkey was reimbursed an aggregate of $5,465 for relocation expenses (not reflected in table). Of the bonus reported, $100,000 reflects the signing bonus paid to Mr. Whipkey upon employment with the Company.

         The following table shows information concerning options to purchase Common Stock granted to certain individuals during 1997.

                                                          % OF TOTAL                                        GRANT
                                                         OPTIONS/SARS                                        DATE
                                                          GRANTED TO       EXERCISE OR                     PRESENT
                                       OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION         VALUE
           NAME                         GRANTED(#)        FISCAL YEAR        ($/SH)          DATE           ($)(1)
           ---------------------------------------------------------------------------------------------------------
           A.E. Benton                    200,000              23.3%        $11.875        12/30/07       $1,686,540
           Michael B. Wray                 30,000               3.5%        $11.875        12/30/07         $252,981
           Joseph C. White                 65,000               7.6%       $15.3125        09/16/07         $718,380
           E. Sven Hagen                   50,000               5.8%       $15.3125        09/16/07         $552,600
           James M. Whipkey               100,000              11.6%       $14.5625        08/04/07       $1,048,320


(1) To calculate the present value of option/SAR grants, the Company has used the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated value under that model for the stock option granted on August 4, 1997 is based on the assumptions that include (i) a stock price volatility of 54%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 6.36%, and (iii) an option exercise term of ten years. The estimated values under that model for the stock options granted on September 16, 1997 are based on the assumptions that include (i) a stock price volatility of 54%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 6.48%, and (iii) an option exercise term of ten years. The estimated values under that model for the stock options granted on December 30, 1997 are based on the assumptions that include
(i) a stock price volatility of 54%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 5.75%, and (iii) an option exercise term of ten years. No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation, which is based on certain assumptions, including the assumption that the option will be held for the full ten-year term prior to exercise.

The following table provides information regarding the exercise of stock options during 1997 by certain individuals and the year-end value of unexercised options for certain individuals.

     AGGREGATED OPTIONS/SAR EXERCISES IN 1997 AND YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS/SARS AT                    IN-THE-MONEY
                                                                      YEAR-END (#)                   OPTIONS/SARS($)
                                 SHARES           VALUE
        NAME                   ACQUIRED ON      REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------       EXERCISE(#)         ($)       -----------     -------------     -----------     -------------
                               ------------     --------
A.E. Benton                        0                0        1,060,000          325,000           5,431,438        212,500
Michael B. Wray                    0                0          156,667          163,333             651,900         31,875
Joseph C. White                    0                0           53,333           76,667             222,500              0
E. Sven Hagen                      0                0           93,333           71,667             343,612          1,650
James M. Whipkey                   0                0                0          100,000                   0              0

EMPLOYMENT AGREEMENTS

          In June 1995, the Board of Directors approved employment agreements with certain key employees of the Company (the "Employment Agreements"), which contain severance provisions in the event of a change in control of the Company. The Company has entered into similar agreements with other officers and key employees.

          Pursuant to each Employment Agreement, in the event of a proposed change in control (as defined in the Employment Agreement), the employee has agreed to remain with the Company until the earliest of (a) 180 days from the occurrence of such proposed change in control, (b) termination of the employee's employment by reason of death or disability (as defined in the Employment Agreement), or (c) the date on which the employee first becomes entitled to receive benefits under the Employment Agreement by reason of disability or termination of his employment following a change in control. Except for this agreement by the employee to so remain employed by the Company, the Company or the employee may terminate the employee's employment prior to or after a change in control either immediately or after certain notice periods, subject to the Company's obligation to provide benefits specified in the Employment Agreement.

          Each Employment Agreement is for a period of either two or three years. In the event of a change in control, the term of the Employment Agreements will continue in effect for an additional 24 months after such change in control, subject to certain exceptions described therein. Following a change in control of the Company and for a period of 24 months following such event, if the employee is terminated without cause (as defined in the Employment Agreement) or if employment is terminated by the employee for good reason (as defined in the Employment Agreement), the employee is entitled to a cash severance payment equal to three times his annual base salary at the rate in effect prior to termination. The employee, and his dependents, will also be entitled to participate in all life, accidental death, medical and dental insurance plans of the Company in which the employee was entitled to participate at termination for a period of up to two years (and up to seven years in certain circumstances). However, such amounts will not be payable if termination is due to death, normal retirement, permanent disability, or voluntary action of the employee other than for good reason (as defined in the Employment Agreement), or by the Company for cause (as defined in the Employment Agreement) or if such payment is not deductible by the Company as a result of the operation of Section 280G of the Internal Revenue Code.

          Mr. Benton entered into an employment agreement for a term of three years on June 26, 1995. Dr. Hagen entered into an employment agreement for a term of three years on April 26, 1995. Pursuant to the employment agreements, Mr. Benton's annual base salary was $300,000 and Dr. Hagen's annual base salary was $100,000. On December 20, 1995, Dr. Hagen's annual base salary was increased to $115,000. On January 3, 1996, Mr. Benton's annual base salary was increased to $425,000. On December 16, 1996, Mr. Benton's annual base salary was increased to $485,000 and Dr. Hagen's annual base salary was increased to $250,000. Mr. Wray entered into an employment agreement for a term of three years on January 3, 1996. Pursuant to the agreement, Mr. Wray would serve as President with an annual base salary of $380,000. In December 1996, Mr. Wray's annual base salary was increased to $400,000. In February 1998, Mr. Wray resigned as President and was elected Vice Chairman of the Company. Mr. White entered into an employment agreement for a term of three years on May 16, 1997, at an annual base salary of $185,000. Mr. White's annual base salary was increased to $290,000 with an expatriate bonus of $60,000 on October 6, 1997 when he was given the additional title of First Deputy General Director of Geoilbent, Ltd. and relocated to Russia. Mr. White resigned his positions with the Company in April 1998. Mr. Whipkey entered into an employment agreement for a term of three years on August 5, 1997, at an annual base salary of $250,000. Salaries are reviewed annually and bonuses are within the discretion of the Board of Directors.

REMUNERATION OF DIRECTORS

          Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting and until their successors are elected and qualified. Directors who are not Company officers are paid an annual retainer of $20,000 and are paid a fee of $2,000 for each Board meeting attended, $500 for each committee meeting attended and $250 for participation in telephonic meetings. Directors are reimbursed for all travel and related expenses.

          Additionally, the Company's Director Stock Option Plan provides that each person who is elected to serve as a non-employee director of the Company is annually and automatically granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the market price on the date of grant.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION PHILOSOPHY. The Company's executive compensation philosophy has historically been and is currently focused on aligning the interests of its management team with those of its stockholders. In order to attract, maintain and reward its key management personnel, the Committee believes that it is appropriate to grant to these employees and to newly hired key personnel stock options as an integral part of their overall compensation. The Committee has no established criteria, formula or guidelines for determining the number of options to be granted. However, the Committee believes that granting stock options has the inherent benefit of directly aligning compensation to stock performance and thus to increase stockholder value. The Compensation Committee does not consider the amount of options or stock held by an executive officer or the Chief Executive Officer in determining the amount of options to award. The base salary, bonus and number of stock options granted to an individual is based upon the Committee's understanding of the performance of each individual determined after consultation and recommendations from the Chief Executive Officer and after a subjective performance review of each of the executive officers. Certain of the executive officers have entered into employment agreements with the Company which provided for an initial base salary with an annual review of such employee's salary by the Company. Although no relative weight is assigned to any particular factor in determining the elements and size of an executive officer's compensation, the Committee in 1997 considered the expansion of the Company's international operations, and the expanded role and responsibility of the executive officers in the Company's international operations, as well as the base salary provisions set forth in certain of the executive officers' employment agreements.

          Generally, the Compensation Committee reviews published compensation data and proxies from other public companies on an annual basis when making compensation awards to the Company's executive officers. The Company has not hired any independent consultants to review similar companies, but from its general review of published compensation data and proxy statements from other public companies, the Compensation Committee believes that the cash compensation paid to its executives is comparable to what they could receive from other exploration and production companies.

          The Compensation Committee of the Board of Directors has not formalized a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, but intends to study the Company's compensation plans to develop a formal policy, if necessary.

          CHIEF EXECUTIVE OFFICER COMPENSATION. In determining the 1997 salary, bonus and annual stock grants to Mr. Benton, Chief Executive Officer, the Committee considered the Company's successes in expanding its operations internationally and the significant contribution made thereto by Mr. Benton, with no relative weight assigned to any particular factor of the Company's operational performance. In addition, the Committee considered the base salary provision set forth in the June 26, 1995 employment agreement between the Company and Mr. Benton. Stock options for 200,000 shares were granted December 30, 1997 at an exercise price of $11.875 per share. Mr. Benton's base salary was increased to $425,000 in January 1996 and to $485,000 in December 1996. On December 30, 1997, the Committee approved a bonus of $200,000. The Committee has no established measures of performance, guidelines or formula it uses when determining the number of stock options granted to the Chief Executive Officer and does not consider the number of options or stock held by the Chief Executive Officer in determining the number of options to award.


            GARRETT A. GARRETTSON              BRUCE M. MCINTYRE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee of the Board of Directors during 1997 were Messrs. Garrettson and McIntyre. Mr. Benton, Chief Executive Officer of the Company, made recommendations to the Compensation Committee regarding compensation levels of each of the other executive officers of the Company.


                           CORPORATE PERFORMANCE GRAPH

          The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The graph below compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Wilshire Domestic Oil Index and the S&P Composite - 500 Stock Index over the five-year period ending on December 31, 1997. The stockholder return shown on the graph below is not necessarily indicative of future performance.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF BENTON COMMON STOCK,
              THE WILSHIRE DOMESTIC OIL INDEX AND THE S&P 500 INDEX





                           ANNUAL RETURNS                                                CUMULATIVE GROWTH OF $100
    Date          Dom Oil     S&P 500       Benton              Date              Dom Oil          S&P 500       Benton
  12/31/92                                                    12/31/92               $100             $100         $100
  12/31/93          9.639       9.992      -14.894            12/31/93               $110             $110          $85
  12/31/94          2.733       1.286       82.500            12/31/94               $113             $111         $155
  12/31/95         15.594      37.481       64.384            12/31/95               $130             $153         $255
  12/30/96         39.130      23.070       50.833            12/30/96               $181             $188         $385
  12/29/97         15.420      33.460      -42.818            12/29/97               $209             $252         $220

          The Wilshire Domestic Oil Index, as prepared by Wilshire Associates Incorporated, is composed of companies that are classified as domestic oil companies under Standard Industrial Classification codes (1300-1399, 2900-2949, 5170-5179 and 5980-5989). After an individual review of each company, Wilshire Associates determines whether such company is primarily engaged in the domestic oil industry and is appropriate for its index. A list of the companies comprising the Wilshire Domestic Oil index will be provided, without charge, upon request to Investor Relations, Benton Oil and Gas Company, 1145 Eugenia Place, Suite 200, Carpinteria, California 93013, or can be obtained upon written request to Wilshire Associates Incorporated, 1299 Ocean Avenue, Santa Monica, California 90401.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On December 31, 1993, the Company guaranteed a loan made to Mr. A. E. Benton, its Chief Executive Officer, for $300,000. In January 1994, the Company loaned $800,000 to Mr. Benton with interest at prime plus 1.0%; in September 1994, Mr. Benton made a payment of $207,014 against this loan. In December 1995, the Company purchased a home from Mr. Benton for $1.73 million, based on two independent appraisals, and from the proceeds Mr. Benton repaid the balance owed to the Company of $592,986 plus accrued interest and a $300,000 loan guaranteed by the Company. The Company sold the home in 1996 for $1.5 million. During
1996, the Company loaned Mr. Benton $268,154 at an interest rate of 6% for general purposes. During 1997, the Company loaned Mr. Benton a total of $1,514,149 and, in 1998, an additional $618,301 on various dates at an interest rate of 6% for refinancings and other general purposes. At May 8, 1998, the balance owed to the Company was $2,493,142.

          In June 1996, the Company loaned $600,000 to Mr. Wray, a director of the Company, with interest at 6% for the purchase of a home. At May 8, 1998, the outstanding balance owed to the Company was $667,266. In September, 1997, the Company loaned $500,000 to Mr. Whipkey, the Company's Senior Vice President and Chief Financial Officer, with interest at 6% for the purchase of a home, and such loan is secured by a mortgage on his house. At May 8, 1998, the outstanding balance owed to the Company was $519,151.

          The Company has made loans to several of its officers, directors and employees, with interest varying from 6% to prime plus 1%. At May 8, 1998, an aggregate of seven officers, directors and employees owed an aggregate balance of $3,782,013.


   PROPOSAL 2. - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
           NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

          On March 17, 1998, the Company's Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000. The stockholders are being asked to approve and adopt this proposed amendment. As of May 8, 1998, 29,621,896 shares of Common Stock were issued, 29,571,896 shares outstanding, and 35,725,116 shares were reserved for issuance pursuant to stock option plans and outstanding common stock purchase warrants, leaving only 4,274,884 shares (including Treasury shares) available for issuance.

          The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock, without the expense and delay of calling a special stockholders' meeting, in connection with future opportunities for expanding the business through acquisitions, equity financings, management incentive and employee benefit plans, possible future stock splits or stock dividends, and for other general corporate purposes.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Company has no present plans to issue any shares of additional Common Stock authorized by this proposal. However, any such issuance of additional shares of Common Stock will decrease the existing stockholders' percentage equity ownership and could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The Board will have the authority to issue authorized Common Stock without obtaining future stockholder approval of such issuances, except as may be required by applicable law or stock exchange regulations.

         In addition, the Company could issue additional shares of authorized and unissued Common Stock in one or more transactions which could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, which would make a change in control of the Company more difficult, and therefore less likely.

         The approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK.


            PROPOSAL 3. - APPROVAL OF 1998 STOCK-BASED INCENTIVE PLAN

         The stockholders are asked to approve and adopt the Company's 1998 Stock-Based Incentive Plan (the "1998 Plan"). This plan provides to officers and employees of the Company and its subsidiaries incentives directly linked to the profitability of the Company's business and increases in stockholder value. The 1998 Plan is the Company's current stock-based incentive plan for management.

REASON FOR SEEKING STOCKHOLDER APPROVAL

         The sole purpose for seeking stockholder approval of the 1998 Plan is to secure certain tax deductions for the Company. Section 162(m) of the Internal Revenue Code, as amended, (the "Code") imposes a limitation on the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to any of the executive officers of a publicly traded company whose compensation is required to be disclosed in the Summary Compensation Table of the company's proxy statement. The limitation does not apply to performance-based compensation if certain conditions are met. One of these conditions is stockholder approval. The Board of Directors of the Company approved the 1998 Plan on March 17, 1998.
Section 162(m) requires that the Company submit the 1998 Plan for approval by the public stockholders in order to qualify stock options and certain other awards under the 1998 Plan as performance-based. The Company's Board of Directors believes that it is important for the Company to take all steps reasonably necessary to ensure that the Company be able to take all available tax deductions with respect to compensation resulting from awards under the 1998 Plan.

         As of May 8, 1998, approximately 1,137,001 shares of the Company's common stock remained available for grants under the 1991-1992 Stock Option Plan. In approving the 1998 Plan, the Board of Directors intends to terminate any future grants under the 1991-1992 Stock Option Plan upon approval by the stockholders of the 1998 Plan.

MATERIAL FEATURES OF THE 1998 PLAN

         Certain key provisions of the 1998 Plan are summarized below. Because this is the summary, it may not contain all the information that is important to you. The 1998 Plan is attached hereto as Exhibit A. Copies of the 1998 Plan will also be available at the annual meeting.

         Authorized Shares. The 1998 Plan authorizes up to 1,400,000 shares of the Company's common stock for grants of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards and bonus stock awards. The number of shares authorized may be adjusted for stock dividends, stock splits, reorganizations, recapitalizations and other similar transactions. Shares subject to awards that are forfeited or terminated will be available again for issuance pursuant to other awards. Shares used may be either unissued shares or treasury shares or both.

         Administration. The Compensation Committee of the Board of Directors administers the 1998 Plan. The members of the Compensation Committee are non-employee directors of the Company. With certain exceptions, the full Board of Directors may also exercise authority granted to the Compensation Committee.

         Eligible Employees. The Compensation Committee may grant awards under the 1998 Plan to any employee of the Company or its subsidiaries or associated companies who is responsible for, or contributes to, the growth and profitability of the Company, a subsidiary or an associated company. As of May 8, 1998, no awards have been granted pursuant to the 1998 Plan. The total number of shares for which awards may be made to any one participant during any calendar year cannot exceed 500,000 shares, as adjusted for any changes in capitalization, such as stock splits. Directors who are not officers of the Company are not eligible to participate in the Plan. Pursuant to the 1991-1992 Stock Option Plan, a total of 859,000 options were granted to an aggregate of 39 employees during 1997. Information regarding such grants is set forth elsewhere in this proxy statement.

         Stock Options. The Compensation Committee establishes the terms and conditions of the stock options granted under the 1998 Plan, subject to certain limitations set forth in the Plan. Under the 1998 Plan, the exercise price of the stock option granted must be no less than the fair market value of the Company's common stock on the date of grant. The 1998 Plan also provides that the term of any stock option granted under the Plan may not exceed ten years and, additionally, may not exceed twelve months following the termination of employment unless the termination is the result of retirement, death or disability.

         Options granted under the 1998 Plan are not transferable except by will or the laws of descent and distribution. Options may be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative.

         Incentive stock options may be granted if they meet the requirements of the Code. The Company has not granted, and has no plans to grant, incentive stock options.

         U.S. Tax Consequences of Stock Options. No taxable income is realized by the participant upon the grant of a non-qualified stock option, and no tax deduction is then available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the participant and deductible by the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. Depending upon whether the shares are held for twelve months or less, more than twelve months but less than or equal to eighteen months, or more than eighteen months, various tax rates will apply to the individual upon the eventual sale of the shares. The most favorable capital gains rates apply to shares held for more than eighteen months.

         No taxable income is realized by a participant, and no tax deduction is available to the Company, upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the stock option exercise and more than two years after the date of the option grant (the "holding period"), the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income, and the Company will be entitled to a deduction on a portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition.

         If the stockholders approve the 1998 Plan, the Company believes that compensation received by participants on the exercise of non-qualified options, or the disposition of shares acquired upon the exercise of any incentive stock options, will be considered performance-based compensation and thus not subject to the $1,000,000 limit on deductibility of compensation under Section 162(m) of the Code.

         Participants are responsible for the payment of all withholding taxes due in connection with the exercise or disposition of a stock option or the vesting of a restricted stock award. In the discretion of the Compensation Committee, participants may direct the Company to withhold shares to be issued on an option exercise or stock award to satisfy the withholding obligation.

         Stock Appreciation Rights. The 1998 Plan authorizes the grant of stock appreciation rights in tandem with stock options or, to employees in foreign jurisdictions where the grant of a stock option is impossible or impracticable because of securities or tax laws or other governmental regulations, without relationship to a stock option. The Company has no stock appreciation rights currently outstanding under the 1998 Plan or any other similar stock option plan.

         Restricted and Unrestricted Stock. The Compensation Committee may make restricted or unrestricted stock awards. The Compensation Committee may set the terms and conditions of restricted stock awards, including restrictions against sale, transfer or other disposition, and may make the lapse of such restrictions contingent upon the achievement of performance goals or upon continued employment. The Compensation Committee may determine to withhold payment of dividends pending satisfaction of specified terms and conditions. The Compensation Committee may also determine that cash dividends be deferred and reinvested in additional restricted stock and that dividends payable on common stock be paid in restricted stock. The Company has never awarded restricted stock under the 1998 Plan or any similar plan.

         Change of Control. Upon a change in control (as defined in the 1998
Plan), any stock option or stock appreciation right that is not then exercisable will become fully exercisable and the restrictions applicable to an award of restricted stock will lapse immediately.

         Amendments. The Company's Board of Directors may amend or discontinue the 1998 Plan at any time. However, the Board may not make any amendment without the approval of the Company's stockholders to the extent any law or agreement requires stockholder approval. In addition, no amendment or termination of the Plan may, without the participant's consent, adversely effect any awards already made to participants under the Plan unless the amendment is required to cause the Plan to qualify for any exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         The approval of the adoption of the Company's 1998 Stock-Based Incentive Plan requires the affirmative vote of a majority of the shares present or represented, and entitled to vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE COMPANY'S 1998 STOCK-BASED INCENTIVE PLAN.


                  PROPOSAL 4. - INDEPENDENT PUBLIC ACCOUNTANTS

         The stockholders are asked to approve and ratify the Board of Directors' appointment of Price Waterhouse LLP as the independent auditors of the Company for the purpose of auditing and reporting upon the financial condition of the Company for the fiscal year ending December 31, 1998.

         Since the Company's inception, Deloitte & Touche LLP has been performing services of an accounting and auditing nature for the Company. On April 16, 1998, the Company informed Deloitte & Touche LLP that effective immediately they had been dismissed as the Company's principal independent accountants, in accordance with the recommendation of the Company's audit committee, and approval by the Board of Directors of the Company. Concurrently, the Board of Directors of the Company engaged the accounting firm of Price Waterhouse LLP to act as independent accountants for the Company, effective immediately.

         The report of Deloitte & Touche LLP on the financial statements of the Company for the past two years has contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the two most recent fiscal years and any subsequent interim period, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte's satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with their report on the financial statements for such years. Representatives of Deloitte & Touche LLP will not be present at the annual meeting.

         The Board of Directors has appointed Price Waterhouse LLP to act as the independent accountants for the Company. An affirmative vote of the holders of a majority of the shares present or represented, and entitled to vote, is required for approval and ratification of such appointment. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY. Representatives of Price Waterhouse LLP will be present at the annual meeting. At that time, such representatives will have an opportunity to make a statement, if they desire to do so, and will be able to respond to appropriate questions. Proxies returned by stockholders will be voted FOR the approval of Price Waterhouse LLP as independent auditors of the Company unless otherwise directed in the Proxy.

         In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. it is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.


                              FINANCIAL STATEMENTS

          The financial statements of the Company are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the stockholders with respect to any proposal to be submitted at this Annual Meeting. The Annual Report of the Company for the year ended December 31, 1997, including the audited financial statements contained therein, is enclosed with this Proxy Statement, but such Annual Report is not deemed to be part of the proxy soliciting material.

                             STOCKHOLDERS' PROPOSALS

          Stockholders' proposals intended for inclusion in the Proxy material solicited by the Company for the 1999 Annual Meeting of Stockholders must be received at the Company's executive offices not later than March 1, 1999. The Company is not required to include in its Proxy Statement or form of proxy a stockholder proposal which is received after the date or which otherwise fails to meet requirements for stockholders' proposals established by regulations of the Securities and Exchange Commission.


                                     GENERAL

          The Proxy is solicited by management and confers discretionary authority to vote on other matters which may properly come before the meeting or any adjournment thereof, but the Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. The persons named in the Proxy solicited by management will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specifications. Where no choice is specified, the Proxy will be voted FOR Proposals One, Two, Three and Four. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment. The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum as prescribed by the Bylaws of the Company.

          The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Corporate Investor Communications, Inc. has been retained by the Company to assist in the solicitation of proxies at a cost of $4,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited by officers, directors and regular employees of the Company personally, by mail, or by telephone or telegraph, and the Company may reimburse brokers, custodian banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

                                        By Order of the Board of Directors


                                        /s/ A.E. BENTON
                                        -------------------------------
                                        A.E. BENTON
                                        Chairman of the Board, Chief Executive
                                        Officer and President


May 18, 1998

                                    EXHIBIT A
                                    ---------

                           BENTON OIL AND GAS COMPANY
                         1998 STOCK-BASED INCENTIVE PLAN


SECTION 1.   PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Subsidiaries and Associated Companies with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         a. "Associated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         b. "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, unrestricted share of Common Stock, dividend equivalent, interest equivalent or other award granted under this Plan.

         c. "Board" means the Board of Directors of the Company.

         d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 9(b) and (c), respectively.

         e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         f. "Commission" means the Securities and Exchange Commission or any successor agency.

         g. "Committee" means the Compensation Committee referred to in Section
2.

         h. "Common Stock" means common stock, par value $0.01 per share, of the Company.

         i. "Company" means Benton Oil and Gas Company, a Delaware corporation.

         j. "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock is expected to be taxable to such participant.

         k. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

         l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         m. "Fair Market Value" means, as of any given date, the average of the highest and lowest sales prices of the Common Stock reported as the New York Stock Exchange-Composite Transactions for such day, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day on which the Common Stock was traded, all as reported by The Wall Street Journal under the heading New York Stock Exchange-Composite Transactions or by such other source as the Committee may select.

         n. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

         o. "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         p. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         q. "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

         r. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, economic value added, production volume, return on equity, change in working capital, return on capital, cash flow, reserve value or shareholder return, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

         s. "Plan" means the Benton Oil and Gas Company 1998 Stock-Based Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         t. "Restricted Stock" means an Award granted under Section 7.

         u. "Retirement" means retirement from employment with the Company, a Subsidiary or an Associated Company as determined by the Committee for purposes of an Award under the Plan.

         v. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         w. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
Section 162(m)(4)(C) of the Code.

         x. "Stock Appreciation Right" means an Award granted under Section 6.

         y. "Stock Option" means an Award granted under Section 5.

         z. "Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of a NonQualified Stock Option, a Stock Appreciation Right or Restricted Stock Award, any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         aa. "Termination of Employment" means the termination of the participant's employment with the Company and any Subsidiary or Associated Company. A participant employed by a Subsidiary or an Associated Company shall also be deemed to incur a Termination of Employment if the Subsidiary or Associated Company ceases to be such a Subsidiary or Associated Company, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary or Associated Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries, or, if the Committee so determines, among the group consisting of the Company, its Subsidiaries and Associated Companies, shall not be considered Terminations of Employment.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.   ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee

Directors, each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

         The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan or, in the Committee's discretion, in connection with awards under other bonus plans or programs of the Company, to officers and employees of the Company and its Subsidiaries and Associated Companies.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

         (a) To select the officers and employees to whom Awards may from time to time be granted;

         (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights and Restricted Stock, or any combination thereof, are to be granted hereunder;

         (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

         (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)) or base price, as applicable, any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Associated Company) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

         (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

         (f) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(g) and 6(d)(ii);

         (g) To determine under what circumstances dividends, dividend equivalents or interest equivalents with respect to an Award shall be paid; and

         (h) To certify, in writing, that any and all performance goals and other material terms related to Qualified Performance-Based Awards have been satisfied, as contemplated by Section 1.162-27(e)(5) of the Income Tax Regulations (the "Regulations").

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any award certificate relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may delegate all or a portion of the administration of the Plan to senior managers of the Company or its Subsidiaries (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or not to qualify for, or cease to qualify for, the Section 162(m) Exemption).

         Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.


SECTION 3.   COMMON STOCK SUBJECT TO PLAN

         The total number of shares of Common Stock reserved and available for grant under the Plan shall not exceed 1,400,000. No participant may be granted Awards covering in excess of 500,000 shares of Common Stock in any calendar year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares, or both.

         If any shares of Restricted Stock are forfeited, or if any Stock Option or Stock Appreciation Right terminates without being exercised, or if any Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

         In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property (without regard to the payment of any cash dividends by the Company in the ordinary course) of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares with respect to which any participant may be granted Awards in any calendar year, in the number, kind and option price or base price, as applicable, of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4.   ELIGIBILITY

         Officers and employees of the Company, a Subsidiary or an Associated Company who are responsible for or contribute to the growth and profitability of the business of the Company, a Subsidiary or an Associated Company are eligible to be granted Awards under the Plan.


SECTION 5.   STOCK OPTIONS

         Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

         Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such later date as is specified by the Committee.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under
Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. The option price per share shall not be decreased thereafter except pursuant to Section 3 of this Plan.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise, or notice in accordance with such other procedures as may be established from time to time, to the Company or its designated agent specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price in cash or by certified or cashier's check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that, in the case of either an Incentive Stock Option or a NonQualified Stock Option, such already owned shares have been held by the optionee for at least six months at the time of exercise.

         In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Company or its designated agent to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

         No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

         (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee or guardian or legal representative or beneficiary of the optionee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative or beneficiary.

         (f) Termination of Employment. The Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten years from the date of the grant, or such shorter period as may be specified by the Committee in the option agreement, provided that in any event each shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Stock Option agreement or Stock Appreciation Right award certificate; provided, however, that such period following Termination of Employment shall not exceed twelve months unless employment shall have terminated:

                  (i) as a result of Retirement or Disability, in which event such period shall not exceed--

                           (A) in the case of a Stock Option, the original term
                  of the Stock Option; and

                           (B) in the case of a Stock Appreciation Right, one
                  year after such Retirement or Disability or after resignation as an officer or employee of the Company, whichever shall last occur; or

                  (ii) as a result of death, or death shall have occurred following Termination of Employment and while the Stock Option or Stock Appreciation Right was still exercisable, in which event such period shall not exceed the original term of the Stock

         Option; and provided, further, that such period following Termination of Employment shall in no event exceed the original exercise period of the Stock Option or related Stock Appreciation Right, if any.

SECTION 6.   STOCK APPRECIATION RIGHT

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. In addition, Stock Appreciation Rights may be granted without relationship to a Stock Option to employees residing in foreign jurisdictions, where the grant of a Stock Option is impossible or impracticable because of securities or tax laws or other governmental regulations.

         (b) Freestanding Stock Appreciation Rights. A Stock Appreciation Right granted without relationship to a Stock Option, pursuant to Section 6(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right granted without relationship to a Stock Option shall be the Fair Market Value of a share of Common Stock on the date of grant. A Stock Appreciation Right granted without relationship to a Stock Option shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which Stock Appreciation Right shall have been exercised. A freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

         (c) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in conjunction with a Stock Option may be exercised by an optionee in accordance with Section 6(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         (d) Terms and Conditions. Stock Appreciation Rights granted in conjunction with a Stock Option shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
         Section 5 and this Section 6.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

                  (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
         Section 5(e).

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.


SECTION 7.   BONUS SHARES AND RESTRICTED STOCK

         (a) Administration. Awards of shares of Common Stock or Restricted Stock may be made either alone or in addition to other Awards granted under the Plan. In addition, a participant may receive unrestricted shares of Common Stock or Restricted Stock in lieu of certain cash payments awarded under other plans or programs of the Company. The Committee shall determine the officers and employees to whom and the time or times at which grants of unrestricted shares of Common Stock and Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3 in the case of Qualified Performance-Based Awards), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

         (b) Awards and Certificates. Awards of unrestricted shares of Common Stock and Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including, book-entry registration or delivery of one or more stock certificates to the participant, or, in the case of Restricted Stock, a custodian or escrow agent. Any stock certificate issued in respect of unrestricted shares or shares of Restricted Stock shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody or escrow by the Company or its designated agent until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                  (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

                  (ii) Subject to the provisions of the Plan and the terms of the Restricted Stock Award, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and
         (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

                  (iii) Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and the terms of the Restricted Stock Award, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee under the applicable terms of the Restricted Stock Award and subject to Section 12(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and
         (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

                  (iv) Except to the extent otherwise provided under the applicable terms of the Restricted Stock Award and Sections 7(c)(i), 7(c)(ii), 7(c)(v) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

                  (v) Except to the extent otherwise provided in Section 9(a)(ii), in the event of a participant's Termination of Employment by reason of Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

                  (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates, or the restrictions on such shares shall be removed from the book-entry registration.


SECTION 8.   DIVIDEND EQUIVALENTS AND INTEREST EQUIVALENTS

         (a) The Committee may provide that a participant to whom a Stock Option has been awarded, which is exercisable in whole or in part at a future time for shares of Common Stock (such shares, the "Option Shares") shall be entitled to receive an amount per Option Share, equal in value to the cash dividends, if any, paid per share of Common Stock on issued and outstanding shares, as of the dividend record dates occurring during the period between the date of the Award and the time each such Option Share is delivered pursuant to the exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

                  (i) paid in cash or shares of Common Stock from time to time prior to or at the time of the delivery of such shares of Common Stock or upon expiration of the Stock Option if it shall not have been fully exercised (except that payment of the dividend equivalents on an Incentive Stock Option may not be made prior to exercise); or

                  (ii) converted into contingently credited shares of Common Stock (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

Such shares of Common Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.

         (b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, an interest equivalents on dividend equivalents which are payable in cash at a future time.

SECTION 9.   CHANGE IN CONTROL PROVISIONS

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

                  (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

                  (i) The acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection
         (i), the following acquisitions shall not constitute a Change of
         Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
         (B) and (C) of subsection (iii) of this Section 9; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the

         Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, [20%] or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 10.  AMENDMENT AND TERMINATION

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under any Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for any exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

         The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for any exemption provided by Rule 16b-3.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.


SECTION 11.  UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12.  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend, or, in the case of book-entry registration any notation, which the Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or certificates made pursuant thereto, the Company shall not be required to issue or deliver any stock certificate or certificates for shares of Common Stock, or account for such shares by book-entry registration, under the Plan prior to fulfillment of all of the following conditions:

                  (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

                  (2) Any registration or other qualification of such shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency or foreign governmental body which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Associated Company from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or a Subsidiary or an Associated Company to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Associated Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

         (f) Upon approval by the Board, in lieu of receiving shares of restricted stock or upon exercise of stock options, a participant may make an irrevocable election in the year prior to the performance of services that related to the expected receipt of restricted stock, and/or make an irrevocable election to Company shares upon the exercise of stock options, to a deferred compensation arrangement adopted by the Board.

         (g) The Committee, in its sole discretion, may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (h) In the case of a grant of an Award to any employee of a Subsidiary or Affiliated Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary or Affiliated Company, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliated Company will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

         (i) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.


SECTION 13.  EFFECTIVE DATE OF PLAN

      The Plan shall be effective as of June 30, 1998.

                           BENTON OIL AND GAS COMPANY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                 June 30, 1998

The undersigned hereby appoints A.E. Benton and James M. Whipkey, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Benton Oil and Gas Company (the "Company") and adjournments or postponements thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

1.  ELECTION OF DIRECTORS:             [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote for
                                                    (except                      all nominees listed below.
                                       as marked to the contrary below).

A.E. Benton, Bruce M. McIntyre, Michael B. Wray, Richard W. Fetzner,
                   Garrett A. Garrettson

(INSTRUCTION: To withhold authority for any individual nominee write the nominee's name on the space provided below.)


2. TO APPROVE AND ADOPT A PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 40,000,000 TO 80,000,000 SHARES.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. TO APPROVE AND ADOPT THE BENTON OIL AND GAS COMPANY 1998 STOCK-BASED INCENTIVE PLAN.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                   (Continued and to be signed on other side)

-------------------------------------------------------------------------------

4. TO APPROVE AND RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

                                              Dated:

                                              --------------------------- , 1998

                                              ----------------------------------
                                                           (Signed)

                                              ----------------------------------
                                                           (Signed)

                                              IF THE SHARES ARE ISSUED IN THE
                                              NAME OF TWO OR MORE PERSONS, EACH
                                              PERSON SHOULD SIGN THE PROXY. IF
                                              THE SHARES ARE ISSUED IN THE NAME
                                              OF A CORPORATION OR A PARTNERSHIP,
                                              PLEASE SIGN IN THE CORPORATE NAME,
                                              BY PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER, OR IN THE PARTNERSHIP
                                              NAME BY AN AUTHORIZED PERSON.

                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS AND RETURN THIS PROXY
                                              PROMPTLY IN THE ACCOMPANYING
                                              POSTAGE-PAID ENVELOPE. WHEN
                                              SIGNING AS ATTORNEY, EXECUTOR,
                                              ADMINISTRATOR, TRUSTEE, GUARDIAN
                                              OR IN ANY OTHER REPRESENTATIVE
                                              CAPACITY, PLEASE GIVE YOUR FULL
                                              TITLE AS SUCH.

                         YOUR VOTE IS IMPORTANT TO US!

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY